EXHIBIT 99(C)





                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                           INNOSERV TECHNOLOGIES, INC.

                                       AND

                       NATIONAL MEDICAL DIAGNOSTICS, INC.


                                   DATED AS OF


                                  JUNE 4, 1998

                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement (this "Agreement") is entered into as of the 4th day of June, 1998, between National Medical Diagnostics, Inc., a Delaware corporation (the "Investor"), and InnoServ Technologies, Inc., a California corporation (the "Company").


                             PRELIMINARY STATEMENTS:

                  WHEREAS, General Electric Company ("GE"), Diamond Merger Sub, Inc., and the Company are parties to an agreement and plan of merger dated as of May 19, 1998 (the "Merger Agreement").

                  WHEREAS, the Merger Agreement provides that GE (or its designee) shall purchase for $2,800,000, and the Company shall deliver to GE (or its designee), 700,000 shares of a newly created Series B Preferred Stock, par value $.01 per share, of the Company ("Series B") within five business days after the designation for such Series B has been approved by the Secretary of State of the State of California.

                  WHEREAS, such designation has been so approved, GE has designated the Investor as the person to purchase such Series B, the Investor has purchased such Series B and the Company has delivered to the Investor such Series B.

                  WHEREAS, the Merger Agreement provides that the Company and GE (or its designee) will enter into a registration rights agreement in which the Company will grant certain registration rights to GE (or its designee).


                              TERMS AND CONDITIONS:

                  NOW THEREFORE, the Investor and the Company agree as follows:

                                    ARTICLE I
                               REGISTRATION RIGHTS

         1.1      PIGGYBACK REGISTRATION RIGHTS.


                  (a) RIGHT TO PIGGYBACK. Subject to the limitations set forth in Section 1.1(e) hereof, whenever the Company proposes to file a registration statement (a "Proposed Registration") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to any equity security (as defined in the Securities Act) (other than a registration statement on Form S-4, Form S-8 or any successor form for the registration of securities to be offered in a transaction subject to Rule 145 under the Securities Act or to employees of, and/or consultants and advisors to, the Company and/or its subsidiaries pursuant to any "employee benefit plan," as such term is defined in Rule 405 promulgated under the Securities Act) and the registration form to be used may be used for the registration (the "Piggyback Registration") of Piggyback Registrable Securities, the Company will give written notice (the "Piggyback Notice") to the Investor as soon as practicable (but in no event less than 45 days) before the initial filing with the SEC of such registration statement, which notice shall
(i) specify the kind and number of securities proposed to be registered and the proposed offering price or prices and distribution arrangements; (ii) include such other information that at the time and under the circumstances would be appropriate to include in such notice; and (iii) subject to the provisions of
Section 1.1(e), offer the Investor the opportunity to include in such filing all Piggyback Registrable Securities which the Investor may request in accordance with subsection 1.1(b) below. "Piggyback Registrable Securities" shall mean any shares of common stock of the Company, par value $.01 (the "Common Stock"), receivable by Investor as a result of the conversion and anti-dilution rights pertaining to the Series B.

                  (b) REQUESTS TO PIGGYBACK. The Investor shall advise the Company in writing (a "Piggyback Registration Request") within 15 days after the date of receipt of the Piggyback Notice of the number or amount of each class or series of Piggyback Registrable Securities which the Investor desires to have registered.

                  (c) SELECTION OF UNDERWRITERS. If the Piggyback Registration is an underwritten offering, the Board of Directors of the Company will select a managing underwriter or underwriters to administer the offering, who shall be reasonably satisfactory to the Investor.

                  (d) PIGGYBACK EXPENSES. Subject to the limitations set forth in Section 1.3(d) hereof, all Registration Expenses (as defined in Section 1.3(d)) of the Piggyback Registration will be paid by the Investor.

                  (e) LIMITATIONS ON PIGGYBACK RIGHTS. The Investor will be entitled to an unlimited number of Piggyback Registrations. The exercise of a Piggyback Registration shall not affect the Investor's Demand Registration rights under Section 1.2 hereof. The Investor shall not be permitted to exercise its Piggyback Registration rights with regard to any underwritten Piggyback Registration where a first or second tier underwriter, or underwriters, provides the Investor with an opinion that the amount or kind of the Investor's shares to be included in such offering would adversely affect the success of the securities proposed to be distributed for the account of the Company in such offering. However, the Investor shall be entitled to include all of its Piggyback Registrable Securities in any such Piggyback Registration before any other securities which are entitled to be registered pursuant to the exercise of contractual rights comparable to the rights granted in this Section 1.1.

         1.2      DEMAND REGISTRATION RIGHTS.

                  (a) REQUESTS FOR REGISTRATION. Subject to the limitations set forth in Section 1.2(d), at any time after the Investor has the right to convert the Series B to Common Stock pursuant to the Series B designation, the Investor may request the Company to register under the Securities Act all or part of its Demand Registrable Securities on Form S-1, Form S-3 or any other registration form available for use by the Company (a "Demand Registration"). The request for a Demand Registration (the "Demand Notice") shall specify the number of Demand Registrable Securities requested to be registered and the anticipated per share price range for such offering. However, the Company may postpone, for a reasonable period of time not to exceed 90 days (but in any event not to extend beyond the date of public disclosure of the information, or the date of abandonment or termination of the transactions or negotiations, hereinafter referred to), the filing of a registration statement otherwise required to be prepared and filed by it pursuant to this subsection 1.2(a) if (i) at the time the Company receives a Demand Notice, the Board of Directors of the Company determines, in good faith and in its reasonable business judgment, that (A) such Demand Registration would require the public disclosure of material non-public information concerning any pending or ongoing material transaction or negotiations involving the Company which, in the opinion of the Company's outside legal counsel, is not yet required to be publicly disclosed, and (B) such disclosure would materially interfere with such transaction or negotiations or have a material adverse effect on the Company, and (ii) the Company diligently and in good faith continues to pursue such transaction or negotiations throughout the period of such postponement. The Company may not postpone a Demand Registration pursuant to this Section 1.2(a) more than once in any 12-month period.

                  "Demand Registrable Securities" means, the Series B and any other shares of Common Stock received by the Investor as a result of the conversion and anti-dilution rights pertaining to the Series B.

                  (b) SELECTION OF UNDERWRITERS. If the Demand Registration is for or includes an underwritten offering, the Investor shall select the managing underwriter or underwriters to administer such offering, who shall be reasonably satisfactory to the Company.

                  (c) DEMAND EXPENSES. Subject to the limitations set forth in
Section 1.3(d) hereof, the Investor shall pay for all Registration Expenses relating to the Demand Registration.

                  (d) LIMITATIONS ON DEMAND RIGHTS. The Investor may only request two Demand Registrations. However, in addition to such two Demand Registrations, the Investor may make four other Demand Registrations that involve the use of Form S-3 or such other equivalent "short-form" registration form then in use. A registration will not count as one of the permitted Demand Registrations until the registration statement relating thereto has become effective.

                  1.3 PROCEDURE. With respect to any Piggyback Registration or Demand Registration, the Company shall use its best efforts to effect the registration of all the Piggyback Registrable Securities or Demand Registrable Securities, as the case may be (collectively, the "Request Securities"), which the Investor has requested to be included therein, as quickly as practicable. In connection with any such request, the Company shall do the following as expeditiously as possible:

                   (i) prepare and file with the SEC a registration statement on any form for which the Company then qualifies and which is available for the registration of the Request Securities;


                   (ii) include in the registration on such form all the Request Securities and use its reasonable efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that at least two days before filing such registration statement or any prospectus or any amendment or supplement thereto, including documents to be incorporated be reference upon or after the initial filing of such registration statement, the Company shall furnish to the Investor copies of all such documents proposed to be filed (including documents to be incorporated by reference therein), which documents will be subject to reasonable review and comments of the Investor;

                   (iii) unless the Company qualifies to use a Form S-3 registration statement or any similar form then in effect, prepare and file with the SEC such amendments and post-effective amendments and supplements to the registration statement or any prospectus as may be necessary to keep the registration statement effective for a period of not more than 180 days and comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all the Request Securities, covered by such registration statement or any supplement to any such prospectus;

                   (iv) if the Company qualifies to use a Form S-3 registration statement or any similar form then in effect and if the Company receives a request for a Demand Registration, prepare and file with the SEC such registration statement to permit the offering of the Demand Registrable Securities to be made on a continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) under the Securities Act (a "Shelf Registration") and keep the Shelf Registration current and continuously effective until 12 months from the effective date of the Shelf Registration.

                   (v) furnish to the Investor, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement and such other documents as the Investor may reasonably request;

                   (vi) use its best efforts to register or qualify such Request Securities under such other securities or blue sky laws of such jurisdiction as the Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdiction (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                   (vii) notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of material fact or omits any fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and, at the request of the Investor, the Company will, at the Investor's own expense, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to subsequent purchasers of such Request Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                   (viii) cause all such Request Securities, to be listed on each securities exchange or system on which similar securities issued by the Company are then listed;


                   (ix) provide a transfer agent and registrar for all such Request Securities, not later than the effective date of such registration statement;

                   (x) enter into such customary agreements (including underwriting agreements in customary form for transactions of comparable size and terms) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Request Securities, (including, without limitation, effecting a stock split or a combination of shares);

                   (xi) make available for inspection by any underwriter participating in any distribution pursuant to such registration statement and any attorney, accountant or other agent retained by the underwriter (together the "Agents"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") to the extent reasonably necessary to enable such person to exercise their due diligence responsibilities and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                   (xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, use its reasonable efforts promptly to obtain the withdrawal of such order;

                   (xiii) use its reasonable efforts to obtain a "cold comfort" letter from the independent public accountants of the Company which is addressed to the Investor and any underwriters and contains such matters of the type customarily covered by "cold comfort" letters; and

                   (xiv) use its reasonable efforts to obtain an opinion from counsel for the Company which is addressed to the Investor and underwriter and contains such matters of the type customarily covered by counsel for the issuer of securities.

                   (a) AFFIDAVITS OF THE INVESTOR. With respect to any Piggyback Registration or Demand Registration, the Investor shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with the registration of the Request Securities.

                  (b) PUBLIC SALE BY THE INVESTOR. The Investor shall not effect any public sale or distribution of Request Securities, of any class or series being registered in a Demand Registration or Piggyback Registration for offering to the public, any security issued by the issuer of such class or series or any security exchangeable or exercisable for or convertible into any such class or series of any such Request Securities or any such similar security, including a sale pursuant to Rule 144 (or any similar rule then in force) under the Securities Act, during, in the case of a Piggyback Registration, the 14 days prior to, and during the 180 day period beginning on, the effective date of the Piggyback Registration (except as part of such registration or pursuant to registrations on Form S-4 or S-8 or any successor form to either such form) and, in the case of any Demand Registration, the period commencing on the date of filing the Demand Registration and ending on the 180th day following the effective date of the Demand Registration (except as part of such Demand Registration).

                  (c) PUBLIC SALE BY THE COMPANY AND OTHERS. Neither the Company nor any of its Affiliates (other than the Investor, if deemed to be an Affiliate) will effect any public sale or distribution of any securities of any class or series being registered in a Piggyback Registration or Demand Registration for offering to the public, any similar security issued by the issuer of such class or series or any security convertible into or exchangeable or exercisable for any such security during, in the case of a Piggyback Registration, the 14 days prior to, and during the 180 day period beginning on, the effective date of the Piggyback Registration (except as part of such registration or pursuant to registrations on Form S-4 or S-8 or any successor form to either such form) and, in the case of any Demand Registration, the period commencing on the date of filing the Demand Registration and ending on the 180th day following the effective date of the Demand Registration. "Affiliate" shall mean, with respect to any specified Person (as defined in Section 1.4), any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  (d) REGISTRATION EXPENSES. The Investor shall pay for the Company's out-of-pocket costs and out-of-pocket expenses ("Registration Expenses") of each registration hereunder, including the following: (i) registration and filing fees with respect to the Request Securities, (ii) reasonable fees and disbursements of counsel in connection with blue sky qualifications with respect to the Request Securities, (iii) expenses incident to the preparation, printing and filing of the registration statement, each preliminary prospectus and definitive prospectus and each amendment or supplement to any of the foregoing and copies thereof with respect to the Request Securities, (iv) underwriting fees, discounts or commissions attributable to the sale of Request Securities, as the case may be, by the Investor, (v) fees and expenses incurred in connection with the listing of the Request Securities, (vi) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company with respect to the Request Securities, and (vii) fees and expenses associated with any filings with or submission to the NASD with respect to the Request Securities. Notwithstanding the foregoing, the Investor shall not have any obligation to pay any internal costs and expenses (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties) or any costs and expenses to the extent that (x) such costs and expenses would have been incurred by the Company absent such registration hereunder or (y) another party is contractually obligated to pay such costs and expenses.

         1.4      INDEMNIFICATION REGARDING REGISTRATION RIGHTS.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify the Investor and, if applicable, its officers and directors and each person or entity (a "Person") who controls the Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are caused by any untrue or alleged untrue statement of material fact contained in any registration statement, preliminary prospectus or definitive prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Investor specifically for use in the preparation thereof or by the Investor's failure, if required, to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Investor with copies of the same pursuant to Section 1.3(v).

         (b) INDEMNIFICATION BY THE INVESTOR. In connection with any registration statement in which the Investor is participating, the Investor shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are caused by any untrue or alleged untrue statement of material fact contained in the registration statement, preliminary prospectus or definitive prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information furnished, in writing, by the Investor to the Company specifically for use in the preparation of such registration statement or prospectus. The amount of any indemnity under this
Section 1.4(b) shall not exceed the gross proceeds received by the Investor from the applicable offering.

         (c) PROCEDURE. Any Person entitled to indemnification hereunder will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided that the failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations hereunder except to the extent the indemnifying party is actually prejudiced by such failure and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) SURVIVAL. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

         (e) CONTRIBUTION. If the indemnification provided for in this Section
1.4 from the indemnifying party is unavailable to the indemnified party, then the indemnifying party, instead of indemnifying the indemnified party, shall contribute to and pay the amount paid or payable by such indemnified party as a result of the loss, claim, damage, liability or expenses (collectively, the "Claim") giving rise to indemnification hereunder in such proportion as is appropriate to reflect the relative fault of the indemnifying and indemnified party in connection with the actions which gave rise to the Claim. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the action in question has been made by, or relates to, information supplied by such indemnifying party or indemnified party, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such action. The Company and the Investor agree that it would not be just and equitable if contribution and payment pursuant to this Section 1.4 were determined by pro rata allocation or by any other allocation method which does not take into account the equitable considerations referred to in the preceding sentence. The amount paid or payable as a result of a Claim shall include any legal or other fees and expenses reasonably incurred by such party in connection with such Claim. However, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions and payment from any Person who was not guilty of such fraudulent misrepresentation.

         1.5 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements reasonably approved by the Persons entitled hereunder to approve such arrangements and (b) accurately completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

         1.6 RULE 144. The Company shall file, on a timely basis, any reports required to be filed by it under the Securities Act and the Exchange Act (and if the Company is not required to file reports pursuant to the Exchange Act, the Company shall, upon the request of the Investor, make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act) so as to enable the Investor to sell the Piggyback Registrable Securities and Demand Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule adopted by the SEC.

         1.7 TRANSFER OF REGISTRATION RIGHTS. Rights with respect to Piggyback Registrable Securities and Demand Registrable Securities may be transferred by the Investor (or any subsequent transferee pursuant to this Section 1.7) to any Person in connection with the transfer of Piggyback Registrable Securities and Demand Registrable Securities to such Person, in all cases, if (a) any such transferee shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of EXHIBIT 1.7, (b) the transferor shall have delivered to the Secretary of the Company, no later than 15 days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, name and address of the transferee, and the number of Piggyback Registrable Securities and Demand Registrable Securities which shall have been so transferred and (c) the number of Piggyback Registrable Securities and Demand Registrable Securities, as the case may be, which shall have been so transferred is equal to or exceeds 50% of the total number of the Piggyback Registrable Securities and Demand Registrable Securities, as the case may be.

         1.8 MERGERS, CONSOLIDATIONS, ETC. The Company shall not, directly or indirectly enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation, unless prior to such merger, consolidation or reorganization, the surviving corporation shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Piggyback Registrable Securities" and "Demand Registrable Securities" shall be deemed to include the securities which the holders of Piggyback Registrable Securities and Demand Registrable Securities would be entitled to receive in exchange for such securities pursuant to any such merger, consolidation or reorganization.


                                   ARTICLE II
                                  MISCELLANEOUS

         2.1 AMENDMENT AND CERTAIN WAIVERS. This Agreement may be amended or modified only by a written agreement executed by all parties to this Agreement.

         2.2 BENEFIT OF PARTIES; ASSIGNABILITY. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party, except (a) pursuant to Section 1.7 hereof and (b) that the Investor may assign this Agreement in whole to an Affiliate of the Investor without the necessity for securing prior written consent of the Company.

         2.3 SEVERABILITY. If any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and if only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

         2.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) upon the earliest to occur of
(a) receipt, if made by personal service, (b) three business days after dispatch, if made by reputable overnight courier service or (c) upon the delivering party's receipt of a written confirmation of a transmission made by telecopy to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 2.4):


         If to the Company:

                  InnoServ Technologies, Inc.
                  320 Westway, Suite 520
                  Arlington, Texas 76018
                  Telecopy No.: 817-472-2926
                  Attn: Michael Puls

         With a copy to:

                  Gibson, Dunn & Crutcher LLP
                  1717 Main Street, Suite 5400
                  Dallas, Texas 75201
                  Telecopy No.: 214-698-3400
                  Attn: Stephen C. Johnson

         If to Parent or Sub:

                  General Electric Company
                  c/o GE Medical Systems
                  3000 North Grandview Boulevard
                  Waukesha, Wisconsin 53188
                  Telecopy No.: 414-544-3573
                  Attn: General Counsel

         2.5 GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of New York applicable to contracts made and to be performed in that state.

         2.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

         2.7 HEADINGS. The headings used herein are solely for the convenience of the parties and shall not constitute a part hereof or serve to modify or interpret the text of this Agreement.

         2.8 ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement, constitute and encompass the entire agreement and understanding of the parties hereto with regard to the transactions contemplated or provided for herein or therein.

         2.9 EXPENSES. Each party shall bear and pay its own expenses incurred in connection with negotiating and preparing this Agreement.

                                   EXHIBIT 1.7




                              AGREEMENT TO BE BOUND
                      BY THE REGISTRATION RIGHTS PROVISIONS
                           OF STOCK PURCHASE AGREEMENT

     The undersigned, being the transferee of ________________ shares of the __________________ stock, $_________ par value per share (the "Registrable Securities"), of INNOSERV TECHNOLOGIES, INC., a California corporation (the "Company"), as a condition to the receipt of such Registrable Securities, acknowledges that matters pertaining to the registration of such Registrable Securities are governed by Article I of the Registration Rights Agreement dated as of May_____, 1998 initially among the Company and the Investor referred to therein (the "Agreement"), and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound by the terms of the Agreement, as the same has been or may be amended from time to time.

         Agreed to this __ day of ______________________, _________________.

                                     [Name]
                                    [Address]